================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2/A

                                 Amendment No. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            PIONEER EXPLORATION INC.
                  ---------------------------------------------
                 (Name of small business issuer in its charter)


              Nevada                                  1000                          98-0491551
------------------------------            ---------------------------       ------------------------
     State or jurisdiction of             (Primary Standard Industrial           (I.R.S. Employer
  incorporation or organization            Classification Code Number)          Identification No.)

                         800 West Pender St., Suite 620,
                              Vancouver BC V6C 2V6
                                  604-618-0948
           ------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                         800 West Pender St., Suite 620,
                              Vancouver BC V6C 2V6
                                  604-618-0948
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                           Laughlin Associates, Inc.
                               2533 N. Carson St.,
                            Carson City, Nevada 89706
                                  888-273-8152
             --------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed maximum
  Title of each class                   Proposed maximum      aggregate          Amount of
  of securities to be     Amount to be   offering price       offering         registration
     registered(1)         registered      per share            price             fee(3)
-------------------------------------------------------------------------------------------
Common Stock to be         8,264,500       $0.25 (2)         $2,066,125           $221.08
offered by Selling
Stockholders
-------------------------------------------------------------------------------------------
Total Registration Fee                                                            $221.08
-------------------------------------------------------------------------------------------

         (1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.


         (2) Based on the last sales price on March 31, 2006. The selling stockholders will sell their shares of our common stock at a price of $0.25 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.


         (3) Estimated in accordance with Rule 457(o) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Gary R. Henrie, Esq.
8275 S. Eastern Ave., Suite 200
Las Vegas, NV  89123
Phone: 702-616-3093.

Fax: 435-753-2947

                                   PROSPECTUS


                                                          Subject to Completion


                                                             _____________, 2006


                            PIONEER EXPLORATION INC.
                              A NEVADA CORPORATION


          8,264,500 SHARES OF COMMON STOCK OF PIONEER EXPLORATION INC.
                         OFFERED BY SELLING STOCKHOLDERS
--------------------------------------------------------------------------------

This prospectus relates to the 8,264,500 shares of common stock of Pioneer Exploration Inc., a Nevada Corporation, which may be resold by the selling stockholders. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The shares being resold constitute approximately 73.3% of the total outstanding shares of our common stock. The selling stockholders will sell their shares of our common stock at a price of $0.25 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. However, we have received proceeds from the sale of shares of common stock that are presently outstanding. We will pay for expenses of this offering.


In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act.


Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 10 before investing in our common stock.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.


The date of this prospectus is__________, 2006.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.


                                TABLE OF CONTENTS


                                                                                     PAGE NUMBER
PROSPECTUS SUMMARY                                                                             6

         Our Business                                                                          6

         The Offering                                                                          6

         Summary Financial Data                                                                6

RISK FACTORS                                                                                   7

         Risks Associated with Our Business                                                    7
         ----------------------------------

                  We have a limited  operating  history  with  losses and expect
                  losses to  continue  which raise concerns about our investors                7
                  receiving a return on their investments.

                  We will require additional financing to develop our existing                 7
                  exploration claims or acquire additional resource assets.

                  If we are unable to extend the expiration date for our mineral claim,  we will lose our mineral interest and any prospects
                  of commercial success will be unlikely.                                      7

                  Because  our  Officers  and  Directors   have  other  business
                  interests,   they  may not be able or  willing  to  devote  a                8
                  sufficient amount of time to our business operations,  causing our business to fail

                  We have no known  mineral  resources and if we cannot find any
                  mineral  resources we may have to cease operations.                          8

                  As the Province of British Columbia owns the land covered by our             8
                  mineral claims and native land claims might affect our title to the mineral claims or to British Columbia's title to the property, our business plan may fail.

                  Mining risks and insurance could have an adverse effect on our               8
                  business.

                  We are dependent on key personnel, the loss of whom could have an            8
                  adverse effect.

         Risks Associated with Our Common Stock                                                8
         --------------------------------------

                  There is no active trading market for our common stock and you               8
                  may be unable to sell your  shares of our common  stock if a market does not develop for our common stock.

                  If the selling  shareholders sell a large number of shares all               9
                  at once or in blocks,  the market  price of our shares would most likely decline

                                      -5-

                  Our  stock  is a penny  stock.  Trading  of our  stock  may be restricted by the SEC's penny stock regulations and the NASD's sales practice  requirements,  which may limit a stockholder's
                  ability to buy and sell  our stock.                                          9


         Other Risks                                                                           9
         -----------

                  Because  all of our  officers  and  directors  are  located in
                  non-U.S.   jurisdictions,  you may have no effective recourse
                  against the  management  for misconduct and may not be able to enforce judgement and civil liabilities  against our officers,
                  directors, experts and agents.                                               9

FORWARD-LOOKING STATEMENTS                                                                     9

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE                                          10

THE OFFERING                                                                                   10

USE OF PROCEEDS                                                                                10

DETERMINATION OF OFFERING PRICE                                                                10

DILUTION                                                                                       10

DIVIDEND POLICY                                                                                10

BUSINESS                                                                                       11

PLAN OF OPERATIONS                                                                             18

PROPERTY                                                                                       19

MANAGEMENT                                                                                     19

EXECUTIVE COMPENSATION                                                                         20

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES                   21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                                 21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                 22

PLAN OF DISTRIBUTION                                                                           22

SELLING STOCKHOLDERS                                                                           25

DESCRIPTION OF SECURITIES                                                                      27

LEGAL PROCEEDINGS                                                                              28

LEGAL MATTERS                                                                                  28

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE           28

EXPERTS                                                                                        28

INTEREST OF NAMED EXPERTS AND COUNSEL                                                          28

MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS                                    29

WHERE YOU CAN FIND MORE INFORMATION                                                            30

FINANCIAL STATEMENTS                                                                           31


As used in this prospectus, the terms "we", "us", "our", and "Pioneer Exploration" mean Pioneer Exploration Inc. unless otherwise indicated.


All dollar amounts refer to US dollars unless otherwise indicated.


                               PROSPECTUS SUMMARY


Pioneer Exploration is an exploration stage company and we have no revenues to date. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the "Risk Factors" section and the documents and information incorporated by reference into it.


                                  Our Business


Pioneer Exploration is a Nevada corporation with its business offices located at 800 West Pender St., Suite 620, Vancouver BC V6C 2V6. Our telephone number is
(604) 618-0948. We were incorporated in Nevada on June 9, 2005. Since our inception, Pioneer Exploration has been engaged in the business of exploring for minerals, primarily nickel and molybdenum, and acquiring, exploring and developing mineral properties in Canada, solely in British Columbia. We hold a 100% beneficial interest in three mineral exploration claims named Pipe 1 (Tenure No. 525619), Queen 1 (Tenure No. 525620) and Queen 2 (Tenure No. 525623), that are collectively known as the Pipe Property and which are situated along Sawmill Creek, a tributary of the Fraser River, approximately 6.3 km (3.9 miles) northwest of Yale, B.C. in the New Westminster mining division of British Columbia. We are exploring for nickel and molybdenum on the property. We have not generated any revenue or conducted any development operations since inception. We intend to conduct exploration activities during 2006 and beyond.


We acquired the Pipe Property pursuant to a purchase agreement dated August 25, 2005. Thomas J. Brady, a director of our company, is holding the property in trust for us. As of February 28, 2006 we have total assets of $2,113 and no liabilities.


                                  The Offering


This prospectus relates to 8,264,500 shares of our common stock to be sold by the selling stockholders identified in this prospectus. There are currently 11,264,500 shares of our common stock issued and outstanding and we have no other securities issued and outstanding. The selling stockholders will sell their shares of our common stock at a price of $0.25 per share until shares of our common stock are quoted on the over-the-counter bulletin board. We intend to apply to the over-the-counter bulletin board to allow for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus. There can be no assurances, however, that we will be able to obtain a listing on the over-the-counter bulletin board. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We will not receive any of the proceeds of the shares of common stock offered by the selling stockholders.


                             Summary Financial Data


The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis of Financial Conditions " beginning on page 19 of this prospectus.

                                      -7-

                                                  For the period from June
                                                   9, 2005 (inception) to
                                                      February 28, 2006
Revenue                                                     $Nil

Net Loss for the Period                                   $(33,238)

Loss Per Share - basic and diluted                            -

                                                    At February 28, 2006

Working Capital                                            $ 2,113

Total Assets                                               $ 2,113

Total Stockholders' Equity                                 $ 2,113

Deficit Accumulated in the Exploration Stage               $33,238

                                  RISK FACTORS


An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating Pioneer Exploration and its business before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.


Risks Associated with our Business
----------------------------------

We have a limited operating history with losses and expect losses to continue, which raise concerns about investors receiving a return on their investments.


We have not generated any revenues since our incorporation and we will, in all likelihood, continue to incur operating expenses without revenues until and unless we are able to successfully commercialize our exploration claims. We intend to enter into a two phase exploration program to locate and define three previously discovered mineralized breccia zones and prospect for new zones. Phase I is estimated to cost approximately $4,750 (CDN$ 5,280.00) and Phase II is estimated to cost approximately $40,486 (CDN$ 45,000.00). If significant mineralization is discovered, then we will need to incur significant additional exploration expenditures to fully define such mineralization. We have incurred operating losses of $33,238 since inception. We may not be able to successfully commercialize our exploration claims or ever become profitable, in which event our shareholders will lose their investments.


We will require additional financing to develop our existing exploration claims or acquire additional resource assets.


Because we have not generated any revenue from our business and we cannot anticipate when we will be able to generate revenue from our business, we will need to raise additional funds for the development and production (if any) of our exploration claims. We will not be raising any funds in this offering. We do not currently have sufficient financial resources to fund the acquisition of additional exploration or development claims. We anticipate that we will need to raise further financing after the next 12 month period. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us is through the sale of equity capital. If we are unable to raise additional capital, it is likely our business will fail.


If we are unable to extend the expiration date for our mineral claim, we will lose our mineral interest and any prospects of commercial success will be unlikely.


The Pipe Property claims expire on January 16, 2007. If we are unable to extend the expiration date, we will lose our mineral claim. In order to renew our mineral claim and keep it in good standing, we have to pay approximately $4,673 (CDN $5,194) to the British Columbia Mineral Titles Branch each year or instead, complete and file an assessment report detailing the equivalent in work on the claims for each year prior to the expiry date. After three years we are required to complete work in the amount of approximately $9,346 (CDN $ 10,388) each year on the Pipe Property claims. A recording fee of approximately $0.36 (CDN$ 0.40) per hectare is charged by the British Columbia government. If the annual filing fees are not paid to keep the property in good standing, we may lose the property.

Because our Officers and Directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.


Mr. Robb presently spends approximately 5% of his business time on business management services for our Company and Mr. Brady plans to spend 15% of his time on the affairs of Pioneer Exploration. While Messrs. Robb and Brady presently possess adequate time to attend to our interests, it is possible that future demands on them from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Messrs. Robb and Brady may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels. Competing demands on their business time may cause them to have differing interest in approving significant corporate transactions from those of other stockholders.


We have no known mineral resources and if we cannot find any mineral resources we may have to cease operations.


Our mineral claims are at the exploration stage as opposed to the development stage and they do not have a known body of commercial ore. If we do not find a mineral body or bodies containing valuable minerals or metals or if we cannot conduct further exploration of any discovered minerals, either because we do not have money to do it or because it is not economically feasible to do it, we may have to cease operations and you may lose your investment.


As the Province of British Columbia owns the land covered by our mineral claims and native land claims might affect our title to the mineral claims or to British Columbia's title to the property, our business plan may fail.


We are unaware of any outstanding native land claims on the Pipe Property claims. However, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining. Should we encounter a situation where a native person or group claims an interest in our claims, we may be able to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims. In either case, the costs and/or losses could be greater than our financial capacity and our business could fail.


Mining risks and insurance could have an adverse effect on our business.


Our operations are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as unusual or unexpected geological formations, environmental pollution, personal injuries, flooding, cave-ins, changes in technology or mining techniques, periodic interruptions because of inclement weather and industrial accidents. We do not currently maintain insurance to ameliorate any of these risks. Such insurance may not be available in the future at economically feasible rates or, if economically feasible, may not be adequate to cover the risks and potential liabilities associated with exploring, owning and operating our properties. Either of these events could cause us to curtail or cease our business operations.


We are dependent on key personnel, the loss of whom could have an adverse effect.


We are dependent on the services of certain key executives, including Warren Robb, President and Director, and Thomas Brady, Secretary-Treasurer and Director. The loss of either of these individuals could force us to curtail our business and operations. We currently do not have key person insurance on these individuals.


Risks Associated with our Common Stock
--------------------------------------

There is no active trading market for our common stock and you may be unable to sell your shares of our common stock if a market does not develop for our common stock.


There is currently no active trading market for our common stock and such a market may not develop or be sustained. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies such as our company, which may materially adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.


The selling shareholders are offering 8,264,500 shares of our common stock through this prospectus. Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 73.3% of the common shares outstanding as of the date of this prospectus.


Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NASD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.


Our stock is a penny stock. (See "Market for our Common Stock and Related Stockholder Matters".) Our securities are subject to the penny stock rules promulgated by the Securities and Exchange Commission, which impose additional sales practice disclosure requirements. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules have the effect of discouraging investor interest in and limiting the marketability of our common stock and adversely affect the price of our shares.


In addition to the "penny stock" rules, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for the customer. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.


Other Risks
-----------

Because all of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgment and civil liabilities against our officers, directors, experts and agents.


All of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.


Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.


                           FORWARD-LOOKING STATEMENTS


This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.


While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

              SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE


Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (the "SEC") at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


                                  THE OFFERING


This prospectus covers the resale by certain selling stockholders of 8,264,500 shares of common stock, which were issued pursuant to private placement offerings made by Pioneer Exploration pursuant to Regulation S promulgated under the Securities Act of 1933.


                                 USE OF PROCEEDS


The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All proceeds from the sales of the common stock will go to the respective selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders.


                         DETERMINATION OF OFFERING PRICE


The selling stockholders may sell their shares of our common stock at a fixed price of $0.25 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTC Bulletin Board listing. The offering price of $0.25 per share is based on the last sales price of our common stock on March 31, 2006 and does not have any relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.


We intend to apply to the OTC Bulletin Board to allow the quotation of our common stock upon us becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.


                                    DILUTION


Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.


                                 DIVIDEND POLICY


We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

                                    BUSINESS


                                    GLOSSARY


alteration - Any physical or chemical change in a rock or mineral subsequent to its formation.


amphibolites - A metamorphic rock composed chiefly of amphibole with minor plagioclase and little quartz.


anomaly - Any departure from the norm which may indicate the presence of mineralization in the underlying bedrock.


assay - A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.


biotite - A dark-brown or dark-green to black mica found in igneous and metamorphic rocks.


blebs -  a small, usually rounded inclusion of one mineral in another.


breccia - A rock in which angular fragments are surrounded by a mass of fine-grained minerals.


claim - A portion of land held either by a prospector or a mining company.


Cretaceous - Of or belonging to the geologic time, system of rocks, and sedimentary deposits of the third and last period of the Mesozoic Era.


crystalline - Pertaining to or having the nature of a crystal, or formed by crystallization.


dilution (of shares) - A decrease in the value of a company's shares caused by the issue of treasury shares.


diorite -  An intrusive igneous rock.


disseminated - Said of a mineral deposit (esp. of metals) in which the desired minerals occur as small, scattered particles spread more or less uniformly through the host rock.


equity financing - The provision of funds by selling of shares by the Company.


exploration - Prospecting, sampling, mapping, diamond drilling and other work involved in searching for ore.


fault - A break in the Earth's crust caused by tectonic forces which have moved the rock on one side with respect to the other.


float - Pieces of rock that have been broken off and moved from their original location by natural forces such as frost or glacial action.


geochemistry -  the study of the chemical properties of rocks.


geology - The science concerned with the study of the rocks which compose the Earth.


geophysics - The study of the physical properties of rocks and minerals.


geophysical survey - A scientific method of prospecting that measures the physical properties of rock formations. Common properties investigated include magnetism, specific gravity, electrical conductivity and radioactivity.


glacio-fluvial - pertaining to the deposits and landforms produced by the combined action of glaciers and streams.


hectare - a metric unit of area measuring 100 by 100 meters (equivalent to 2.471 acres).

host rock - Loosely used to describe the general mass of rock adjacent to an orebody. Also known as the country rock.


induced polarization or I.P. - A method of ground geophysical surveying employing an electrical current to determine indications of mineralization.


intrusive - A body of igneous rock formed by the consolidation of magma intruded into other rocks.


limonite -  A brown, hydrous iron oxide.


magnetometer - An instrument used to measure the magnetic attraction of underlying rocks.


matrix -  The rock material in which a mineral is embedded.


metamorphic rock - a rock that has undergone a change in structure or composition as a result of heat and/or pressure.


mineralization - Usually refers to valuable metals or minerals distributed within a rock.


mineral resource - Mineral Resources are sub-divided, in order of increasing confidence, into Inferred, Indicated and Measured categories. An Inferred Resource is an early stage estimate based on limited sampling and reasonably assumed geological continuity while a Measured Resource has sufficient sampling to allow production planning and evaluation of the economic viability of the deposit.


mineral reserve - Mineral Reserves are the economically mineable part of a Measured or Indicated Mineral Resource, sub-divided in order of increasing confidence into Probable Mineral Reserves (from Indicated Resources) and Proven Mineral Reserves (from Measured Resources).


orebody - A natural concentration of mineralization that can be extracted and sold at a profit.


physiography -  the study of physical features of the earth's surface.


plagioclase - Any of a common rock-forming series of triclinic feldspars, consisting of mixtures of sodium and calcium aluminum silicates pluton - A body of igneous rock formed beneath the surface of the earth by consolidation of magma.


porphyry - Any igneous rock in which relatively large crystals are set in a fine-grained groundmass.


reclamation - The restoration of a site after mining or exploration activity is completed.


rhyolite - A fine-grained, extrusive igneous rock which has the same chemical composition as granite.


schists - Any of various medium-grained to coarse-grained metamorphic rocks composed of laminated, often flaky parallel layers of minerals.


sulphide -  A mineral compound of sulphur and some other element.


topographic - Graphic representation of the surface features of a place or region on a map, indicating their relative positions and elevations.


vent -   An opening in the Earth's surface through which lava, gases, and hot particles are expelled.


vug - A small unfilled cavity in rock, usually lined with crystalline layer of different composition from surrounding rock.

working capital - The liquid resources a company has to meet day-to-day expenses of operation; defined as the excess of current assets over current liabilities.


General
-------

Pioneer Exploration Inc. (the "company" or "Pioneer") was incorporated in the State of Nevada on June 9, 2005. We are an exploration stage company. We maintain our statutory registered agent's office at Laughlin Associates, Inc. 2533 N. Carson St., Carson City, Nevada 89706. We maintain our principal executive offices and our principal place of business at 800 West Pender St., Suite 620, Vancouver, British Columbia V6C 2V6. Our telephone number is (604) 618-0948. Our company has been registered in British Columbia as an extraprovincial company under the B usiness Corporations Act (British Columbia) with an assumed name of PEI Pioneer Exploration Inc.

Business
--------

Our company's business is to engage in the acquisition and exploration of mineral exploration properties. We hold a 100% beneficial interest in three mineral exploration claims named Pipe 1, Queen 1 and Queen 2, which are collectively known as the "Pipe Property" and which are situated along Sawmill Creek, a tributary of the Fraser River, approximately 6.3 km (3.9 miles) northwest of Yale, B.C. in the New Westminster mining division of British Columbia, Canada.

The claims were staked January, 2005 to cover an area identified as containing a large area of anomalous porphyry molybdenum mineralization.


We acquired the Pipe Property pursuant to a purchase agreement dated August 25, 2005. Thomas J. Brady, a director of our company, is holding the property for us in trust.

To our knowledge, this property does not have any proven mineral reserves or mineral resources.


The Pipe Property:
------------------

Claim Acquisition and Information
---------------------------------

The Pipe property consists of three mineral exploration claims known as Pipe 1, Queen 1 and Queen 2. The claims cover 1298.46 hectares. The claims were acquired from David Deering. They were acquired by Tom Brady in trust for the Company for an initial payment of $3,750 on or before October 25, 2005 and a further $3,750 payable on or before February 25, 2006. These amounts have been paid. Mr. Deering retains a 2% Net Smelter Return. The claims were transferred to Tom Brady, a Director of Pioneer Exploration Inc. who holds them in trust for the company. Title to the claims lapsed in January 2006 and they were re-staked by Mr. Brady in January 2006 who continues to hold them in trust for our company.


The claims are located in the New Westminster Mining Division of British Columbia at coordinates: Latitude 49(degree) 27' N and longitude 121(degree) 28' W and on map sheet NTS: 92H/11W. All claims are contiguous and were staked utilizing the Mineral Titles Online cell staking system.


The pertinent property information is as follows:

        ------------------------- ----------------------- ------------------------ -------------------------
               Claim Name               Tenure No.               Hectares              Anniversary Date
        ------------------------- ----------------------- ------------------------ -------------------------
                 Pipe 1                   523619                  523.43               January 16, 2007
        ------------------------- ----------------------- ------------------------ -------------------------
                Queen 1                   525620                  502.71               January 16, 2007
        ------------------------- ----------------------- ------------------------ -------------------------
                Queen 2                   525623                  272.32               January 16, 2007
        ------------------------- ----------------------- ------------------------ -------------------------

In British Columbia, for assessment purposes in the first three years, approximately $3.60 (CDN$ 4.00) per hectare of work or cash in lieu per unit plus approximately $0.36 (CDN$ 0.40) per hectare filing fees are due to maintain the claims in good standing. Thereafter it rises to approximately $7.20 (CDN$ 8.00) per hectare plus approximately $0.36 (CDN$ 0.40) per hectare filing fees. The claims have not been legally surveyed.

Until physical disturbance (i.e. road building, blasting, drillpads, timber felling) is initiated on the claims, no permitting or bonding is required for initial stage sampling, geological mapping, or ground geophysics.


Location and Access
-------------------

The Pipe property on Sawmill Creek is situated 6.3 km (3.9 miles) northwest of Yale, BC. The property lies on the north and south slopes of Sawmill Creek, a tributary of the Fraser River.


Access to the property is by rough logging road from Yale.


Climate, Local Resources, Infrastructure and Physiography
---------------------------------------------------------

The Pipe property lies on the north and south slopes of Sawmill Creek between elevations 760 m and 1370 m (2,500 and 4,500 feet). Topography is rugged, typical of the Coast Range Mountains.


Much of the lower slope of Sawmill Creek has been logged off, vegetation on parts of the claim area has been destroyed by forest fires but the northern part of the claim group is covered by virgin hemlock and balsam fir.


Outcrops are numerous above a terrace of glacio-fluvial gravels which masks slopes 90 m to 120 m above the valley floor.


The climate is typical of south-western British Columbia. Summers are warm with temperatures averaging 22(degree)C during late-May to late-September. Precipitation is moderate during these periods. Fall is typified with heavier rainfall, snow accumulation in the upper slopes generally does not commence until mid-November. Snowpacks of 1 to 3 m will accumulate and stay until late March into April.

Yale is a 15 minute drive north of Hope, BC along the TransCanada Highway 1. Hope is a community of 6,000 that is primarily logging related. Local services such as police, fire, hospitals, supplies, and equipment contractors are available here. The city of Vancouver, BC, 2 hours by road west, has assay facilities and drilling companies.

History
-------

The Pipe property was discovered in 1971 along a new logging roadcut. Over the next 8 years a series of limited programs were undertaken to define the mineralization. Soil geochemistry, geological mapping, magnetometer and induced polarization geophysical surveys, and 3 short diamond drillholes were all completed highlighted by the discover of 3 mineralized breccia pipes and one drillhole intersection of 0.138% molybdenum over 2 metres. There are still mineralized float samples upslope of the discovered zones for which the source has not been located.


Several companies operated within the vicinity of the Pipe Property in the late 1960s through the 1970s. The original Pipe claims were staked by John McGoran in 1971. In 1976 Amax staked the ground and completed 3 work programs including initial diamond drilling. The claims were allowed to lapse and were later included in a larger land package assembled by Lacana Mining Corporation in 1987.

The ground presently covered by the Pipe and Queen claims has been dormant for several years until recently acquired.

Regional Geology
----------------

The Pipe property lies in the eastern margin of the Spuzzum pluton, a phase of the Coast Crystalline Belt. Dates on the pluton range from 70 to 103 m.y. with most between 79 and 89 m.y. Quartz diorite is the most abundant phase in the pluton. The Hope fault, part of the Fraser River fault system, lies about 1.6 km (one mile) east of the claim group and bounds the eastern edge of the Spuzzum pluton. Schists and amphibolites border the pluton to the east, west and south. The younger Scuzzy pluton (35 m.y.) forms the northern contact.

Property Geology
----------------

On the Pipe property, the main breccia zone covers an area of 42,000 square feet intrusive into biotite quartz diorite. This breccia is made up of fragments of coarse-grained quartz diorite, rhyolite and porphyry, in a matrix of fine-grained quartz diorite, quartz and limonite. Vugs with crystals of quartz and pyrite are common. It is interpreted that the breccia is an intrusive breccia, probably a vent associated with younger intrusive rock within the Spuzzum Pluton. The other 2 breccias are similar in geology albeit somewhat smaller in surface expression.


On the south side of Sawmill Creek, approximately 2000 feet east of the breccia zone, a fault, which trends north-south and dips easterly at 60(degree), has been inferred from the topographic expression.


Mineralization
--------------

Sulphide mineralization is common within the breccia. It occurs either disseminated, within vugs or as irregular blebs. This sulphide is primarily iron with modest copper and molybdenum content. Molybdenum bearing rocks have been found 1000 feet northwest of the breccia. This occurs as float and the source has not yet been discovered.


The Gem molybdenum prospect is located 12 miles north-westerly and the Giant Nickel Mine is located nine miles southerly.


The Pipe claims cover three known mineralized breccia pipes hosted in Cretaceous intrusive rocks. Limited early work helped define the parameters of mineralization. The property occurs within a mineralized geological region which hosts former producing mines and showings. There remains undiscovered sources for the mineralized float boulders discovered on the property.

Our independent geologist has recommended that the mineralized zones be relocated and the boundaries defined by cut line. Cut lines at 100 m spacing should cross these and 3D induced polarization geophysical surveys be completed in preparation for additional diamond drilling. Road rehabilitation will be necessary. Three or four days of prospecting is needed to locate the source of mineralized float boulders upslope of the known showings.

Budget
------

Based on early results, Phase I will include locating and defining three previously discovered mineralized breccia zones and prospecting for new mineralized zones. This cost is estimated at approximately $4,750 (CDN$ 5,280) as follows:

Geological Technician                4 days @ $400/day                                   CDN$ 1,600
Prospector                           4 days @ $300/day                                        1,200
Truck Rental                         4 days @ $100/day                                          400
Room and Board                       8 man days @ $60/man/day                                   480
Field Supplies                                                                                  100
Summary Report                                                                                1,000
Contingency @ 10%                                                                               500

TOTAL                                                                                    CDN$ 5,280

Phase II will consist of 10 line kilometres of cut line and I.P. geophysics at a cost of approximately $40,486 (CDN$ 45,000) as follows:
                                                                                        CDN$ 15,000
10 km cut line @ $1,500/km
I.P. Geophysics @ $3,000/km                                                                  30,000

TOTAL                                                                                   CDN$ 45,000

Competitive Factors
-------------------

The nickel and molybdenum mining industry includes companies of all sizes, from the large production and exploration companies to the smallest companies. We are within the latter group, but all major companies have had a small or at least modest beginning. We compete with other exploration companies looking for nickel, molybdenum and other commodities. We are one of the smallest exploration companies in existence. We are a very small participant in the nickel and molybdenum mining exploration business. While we compete with other exploration companies, there is no competition for the exploration or removal of mineral from out of our property. Readily available nickel and molybdenum markets exist in Canada, the United States and around the world for the sale of nickel and molybdenum. Therefore, we will be able to sell any nickel or molybdenum that we are able to recover.


Regulations
-----------

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. In addition, if we progress to the production phase, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.


The main agency that governs the exploration of minerals in the Province of British Columbia is the Ministry of Energy and Mines ("MEM").


MEM manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, MEM regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.


The  material   legislation   applicable  to  us  is  the  Mineral  Tenure  Act,
administered by the Mineral Titles Branch of MEM. The initial phase of our exploration program will consist of locating and defining three previously discovered mineralized breccia zones and prospecting for new mineralized zones. Should a follow-up exploration program be undertaken, it would be intended to define the boundaries of mineralized zones by cut lines and complete induced polarization geophysical surveys in preparation for additional diamond drilling. The area of the Pipe Claim is currently not permitted for mining.


In addition, MEM administers the Mines Act, the Health, Safety and Reclamation Code and the Mineral Exploration Code. Ongoing exploration programs would likely be expanded to include activities such as line cutting, machine trenching and drilling. In that event a reclamation deposit is usually required in the amount of approximately $2,700 (CDN $3,000) to $4,500 (CDN $5,000). The process of requesting permission and posting the deposit usually takes about two weeks. The deposit is refundable under a MEM inspector's determination that the exploration program has resulted in no appreciable disturbance to the environment.


The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in British Columbia. The Mineral Tenure Act also governs the issuance of mining leases, which are long term entitlements to minerals, designed as production tenures. At this phase in the process, a baseline environmental study would have to be produced. Such a study could take many months and cost in excess of $90,000 ($CDN 100,000). However, we are only in the preliminary stages of the first stage exploration program on the Pipe claim, and there can be no assurance that we will ever get beyond that stage. The standards set out here are for general information purposes only and have no affect on our current operations.


All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.


Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as water and waste approvals may be required from the Ministry of the Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned up and renewed along standard guidelines outlined in the usual permits.


Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e., refilling trenches after sampling or cleaning up fuel spills.


Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent or the exploration program we will undertake, beyond completion of the recommended exploration phase described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.


Employees and Employment Agreements
-----------------------------------
Initially, we intend to use the services of sub-contractors for manual labour exploration work and drilling on our properties and expect to enter into contracts with such sub-contractors if, as and when needed. Currently we do not have any employees other than our officers, Messrs. Robb and Brady, and have not entered into any employment agreements.


History of Chilco River Holdings Inc. ("Chilco")
------------------------------------------------
Chilco was incorporated on May 8, 2003 under the laws of the state of Nevada. Chilco was organized by Robert Krause, Thomas Brady and Gavin Roy. Mr. Krause and Mr. Brady both have strong backgrounds in mining and mineral development and were the initial officers and directors of Chilco. Mr. Krause and Mr. Brady each owned 100,000 shares of stock in Chilco, relatively small capital positions compared to Mr. Roy's 1,800,000 shares. Mr. Roy was the primary principal of Chilco. Following its incorporation, Chilco purchased all right, title and interest in one unpatented claim consisting of 16 units located in southwestern British Columbia, Canada, from Nicholson & Associates by agreement dated November 3, 2003. Chilco's business operations were then to carry out an initial exploration program on the claim in order to ascertain whether it possessed commercially exploitable quantities of nickel, copper, palladium, platinum, cobalt, chromium, silver and gold.

On March 8, 2004, Chilco filed a registration statement on Form SB-2 registering the shares of 45 selling shareholders, which registration was declared effective in August, 2004. On May 10, 2005, Mr. Brady resigned his positions as an officer and as a director of Chilco. He was replaced by Mr. Roy. Mr. Roy had extensive experience in the financial services business and joined Chilco's board to assist in raising the funds to enable the Company to locate and acquire additional mineral resource properties or other assets of interest. Mr. Roy held at the time over 50% of Chilco's common stock. Thereafter, Mr. Brady had no input into the actions of Chilco and no input with respect to the content of the reports filed by Chilco with the Securities and Exchange Commission.

On or about July 15, 2005, Chilco entered into a Share Exchange Agreement with KUBUK International, Inc., a California Registrant. Following the share exchange, the shareholders of KUBUK held a majority of the issued and outstanding shares of Chilco and the business operations of KUBUK became the business operations of Chilco. In addition, the principals of KUBUK assumed the management of Chilco. Since the share exchange, Chilco has been in the business of owning and operating the Bruce Hotel and Casino. The Bruce Hotel and Casino is located at Jiron Francisco Bolognesi #171-191 in the Miraflores District, Province and Department of Lima, Peru.

Connections between Companies
-----------------------------

Pioneer and Chilco have the following connections:

Thomas Brady was an initial organizer, officer and director of both companies.

Fourteen of Chilco's 45 selling shareholders and of Pioneer's 38 selling shareholders are the same people. These fourteen people are: R. D. Anthony, Evelyn Brookes, Gordon Cartwright, Clive T. Celaire, Tennyson Choo, Diane Hart, Warren Hart, Robert Krause, Glen MacDonald, Cheryl McKeeman, William Murray, Barry Muttart, Bob Nadon, Brock Smither (via Quaser Developments Ltd.) and Jack Tillar.

Robert Krause who was an initial organizer, officer and director of Chilco is a selling shareholder of Pioneer.

Thomas Brady's interest in both companies stems from his desire to be part of building a mining company. Mr. Brady's career has been in the mining industry and he has been a principal in several mining companies over the years that have begun as exploration companies and have become producing companies. Chilco went a different direction after Mr. Brady was no longer associated with Chilco.

Mr. Brady has been instrumental in the startup of both Chilco and Pioneer. In each instance, Mr. Brady, as well as other organizers, approached persons they knew that they thought might be interested in investing in a startup mining company. The fourteen shareholders that are common to both companies were approached in each case by Mr. Brady. They are people he knows and in each instance the fourteen persons agreed to invest in a company he was part of.

Rule 419
--------
Rule 419 promulgated under the Securities Act of 1933 pertains to the registration of securities by companies designated as blank check companies. For purposes of Rule 419, a blank check company is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. Pioneer is not a blank check company and therefore not subject to Rule 419 because it has a specific business plan to engage in the mineral exploration industry. If the mineral studies provide the necessary grades of minerals in the claims in which Pioneer has an interest, Pioneer plans on developing the mineral interests in a commercially viable manner. Mr. Brady has a background of developing these kinds of companies and hopes to achieve similar results with Pioneer. It is possible that Pioneer will acquire additional mineral deposits, other mineral assets and even producing mines as the company matures.

                               PLAN OF OPERATIONS


We are a start-up exploration-stage company, and have not yet generated or realized any revenues from our business operations. We are not a blank check company and have no intention of acting as a blank check company as that term is defined under Rule 419 of Regulation C under the Rules of the Securities Act of 1933. We have acquired the right to explore the mineral property containing three claims, situated in the New Westminster mining division of British Columbia. Our detailed business plan is discussed herein.
(Please see "Business" and the information provided below.)


Most of our overhead expenses for the period from June 9, 2005 (date of inception) to February 28, 2006 are for professional fees. Our entire loss for the period of totals $33,238 including $20,450 for professional fees and $4,198 impairment loss on mineral properties.


We expect to commence exploration activities in 2006 and this will cause us to incur exploration and property costs for the year ending August 31, 2006. Exploration expenditures for Phase I and Phase II of our exploration program have a preliminary budget of approximately $45,236 (CDN$ 50,280). In order to renew our mineral claim and keep it in good standing, we have to pay approximately $4,673 (CDN$ 5,194) each year to the British Columbia Mineral Titles Branch or instead, complete and file an assessment report detailing the equivalent in work on the claims for each year. Operational overhead for all of 2006 should be less than $35,000. We currently have sufficient funds to conduct our planned 2006 exploration program; however we will need to raise funds to cover expected overhead. We intend to raise additional funding for our intended corporate and exploration activities in the period beyond 12 months.


Purchase or Sale of Equipment
-----------------------------

At this time we do not expect to purchase or sell any plant or significant equipment.


Results of Operations
---------------------

Our company was formed in June 2005. We acquired our mining interest located in the New Westminster mining division of British Columbia and intend to commence exploration on this property. By the end of March 2006 we had raised funds totalling approximately $70,900 through private placements. During 2006 we intend to conduct exploration activities on our mineral exploration property.

Liquidity and Capital Resources
-------------------------------

At February 28, 2006, we had $2,113 in cash. We anticipate that our total operating expenses will be between $30,000 and $35,000 for the next twelve months. Available funds will satisfy our working capital requirements for the balance of 2006 and if initial exploration results are encouraging, we will need to raise additional capital in the next 12 months for exploration expenses and operations including legal and accounting expenses and to maintain our British Columbia claims in good standing. As of February 28, 2006 our total assets were $2,113 and we had no liabilities.


                                    PROPERTY


Pioneer Exploration uses office space located at 800 West Pender St., Suite 620, Vancouver, British Columbia V6C 2V6, and our monthly rental, which is donated to us, is recognized at $250 on a month-to-month basis.


                                   MANAGEMENT


Directors and Executive Officers of Pioneer Exploration


All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our Board of Directors and hold office until their death, resignation or removal from office. There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Neither of our directors holds a directorship in any other company that has to comply with the reporting requirements of the Securities Exchange Act of 1934,


Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

                     Positions held with our                         Date first
Name                         company              Age           elected or appointed
Warren Robb       Director, President, CEO,       46    Director and President since June
                  and CFO                               2005

Thomas Brady      Director, Secretary and         53    Director, Secretary and Treasurer
                  Treasurer                             since June 2005

Business Experience


The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.


Warren Robb, Director, President, Chief Executive Officer and Chief Financial Officer


Mr. Robb is the president, chief executive officer, chief financial officer and a director of Pioneer Exploration Inc. From January to December 2005 he was the senior consulting geologist for Majestic Gold Corp. From April 1997 to January 2003 he was the vice-president of investor relations for Trivalence Mining Corp. From April 2004 to June 2004 Mr. Robb provided investor relations services for BM Diamond Gold Corp. Mr. Robb is a professional geoscientist and has been a member of the Association of Professional Engineers and Geoscientists of British Columbia since 1992. Mr. Robb holds a Bachelor of Science degree from the University of British Columbia.


Thomas Brady, Director and Secretary-Treasurer

Mr. Brady is the secretary-treasurer and a director of Pioneer Exploration Inc. Mr. Brady has been the vice-president, communications for TTM Resources Inc. since May 2004. From May 2001 to May 2004 he was the manager of information systems for Starfield Resources Inc. Mr. Brady was a director of GTO Resources Inc. from July 2003 to December 2003. Mr. Brady has been a consultant to Wyn Developments Inc., United Resource Group Inc. and Sonora Gold Corp. (formerly International Coromandel Resources Ltd.) from May 2004 to present. From May 2003 to May 2005 he was a director and the secretary-treasurer of Chilco River Holdings Inc. Mr. Brady has served as president of BBX Marketing Corp. (formerly Momentum Marketing Corporation) from 1992 to present. He has been Vice President-Communications of Red Tusk Resources Inc. since May 2004. Mr. Brady has been the president of the Vancouver Petroleum Club since July 2006. Mr. Brady holds a Bachelor of Commerce degree from the University of Manitoba.


Committees of the Board


We do not have an audit or compensation committee at this time.


Family Relationships


There are no family relationships between any director or executive officer.


Conflicts of Interest


We believe that Warren Robb or Thomas Brady could have conflict of interest relationships with other mineral exploration companies. Mr. Robb and Mr. Brady will continue to be involved in the mineral exploration business for other entities and their involvement could create conflicts of interest. At the present time, we do not foresee any direct conflicts because we intend to explore and develop our own mineral claims. However, in the future, we may enter into joint venture relationships with companies with which Mr. Robb and/or Mr. Brady is affiliated. The only conflicts that we foresee is Mr. Robb's and Mr. Brady's devotion to time to other mineral exploration projects that do not involve us.


                             EXECUTIVE COMPENSATION


To date, our directors do not currently receive and have never received any compensation for serving as a director of our company. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. Presently, there are no plans or agreements for compensation of our officers and directors even if certain milestones are achieved in the business plan. However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.


The following table summarizes the compensation of our President (Principal Executive Officer) and other officers and directors during the period from June 9, 2005 (incorporation) to February 28, 2006.


                                                     Annual Compensation

                                                                                                All Other
    Name and Principal                                               ($) Number of shares     Compensation
         Position            Year       Salary          Bonus      Underlying Options (#)
Warren Robb                  2005        $Nil            Nil                 Nil                   Nil
Director, President
(Principal Executive
Officer), Chief Executive
Officer, Chief Financial
Officer

Thomas Brady                 2005        $Nil            Nil                 Nil                   Nil
Director, Secretary &
Treasurer

We have not entered into any employment or consulting agreements with our directors or executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future, but no such options have been issued at this time. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors. We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers, directors, employees and consultants in the future.


Directors' Compensation


We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director in the period ended February 28, 2006.


We have no formal plan for compensating our directors for their service in their capacity as directors. In the future we may grant to our directors options to purchase shares of common stock as determined by our Board of Directors or a compensation committee, which may be established in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of Pioneer Exploration other than services ordinarily required of a director. Other than indicated in this prospectus, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.


                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


The General Corporate Law of Nevada empowers a company incorporated in Nevada, such as Pioneer Exploration, to indemnify its directors and officers under certain circumstances.


Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to Pioneer Exploration or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve material misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.


Our Bylaws provide that no officer or director shall be personally liable for any obligations of Pioneer Exploration or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of Pioneer Exploration. The Bylaws also state that we will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. We will reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. Our Bylaws also provide that we, our directors, officers, employees and agents will be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Pioneer Exploration under Nevada law or otherwise, Pioneer Exploration has been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


Principal Stockholders


The following table sets forth, as of February 28, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

                                      -22-

           Name and Address of                 Amount and Nature of          Percentage
             Beneficial Owner                  Beneficial Ownership          of Class(1)
Warren Robb                                 500,000 common shares                  4.4%
Maple Ridge, BC, Canada

Thomas Brady                                2,500,000 common shares               22.2%
Vancouver, BC, Canada

Directors and Executive Officers as a       3,000,000 common shares               26.6%
Group

         (1) Based on 11,264,500 shares of common stock issued and outstanding as of March 31, 2006. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.


 Changes in Control


We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of Pioneer Exploration.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.


Our directors, Warren Robb and Thomas J. Brady, initiated the founding and organizing of our company and may be considered to be the promoters of our company. Mr. Brady holds the Pipe property in trust for us and pursuant to a declaration of trust dated January 16, 2006, Mr. Brady has agreed to deliver full title to the Pipe property claims to us on demand for as long as the claims are good standing with the Province of British Columbia and provided that we have made all required payments to the vendor of the claims. We have not paid and are not required to pay any consideration to Mr. Brady for his holding the Pipe property in trust for us.

                              PLAN OF DISTRIBUTION

Summary
-------

We have agreed to register for public resale, our common shares which have been issued to the selling stockholders. The offering will remain open for 20 months, and may be extended an additional 60 days in our sole discretion. The selling stockholders will receive all of the net proceeds from their sales. Prior to having its shares quoted on over the counter bulletin board, the selling stockholders may, from time to time, sell all or a portion of the shares of common stock of our Company that they own at $0.25 per share. If and when our common shares are quoted for trading on the over the counter bulletin board, the selling stockholders may sell their shares at the then market prices on the over the counter bulletin board or privately negotiated prices, which may be less than or greater than $0.25 per share. Presently, the selling stockholders cannot sell their common stock of our company in accordance with Rule 144 under the Securities Act.

The selling stockholders may sell their shares of common stock of our company directly to purchasers or may use brokers, dealers, underwriters or agents to sell such shares. Brokers or dealers may receive commissions, discounts or concessions from a selling shareholder or, if any such broker or dealer acts as agent for the purchaser of such shares, from a purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved.

The selling stockholders and any brokers, dealers or agents that participate with the selling stockholders in sales of their shares of common stock of our Company may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such brokers, dealers or agents and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We are required to pay all fees and expenses incident to the registration of our shares of common stock offered hereby other than broker or dealer discounts and commissions.

Selling shareholder's "Underwriter" Status; prospectus Delivery Requirement
---------------------------------------------------------------------------

All stockholders as of the date of this prospectus who resell such shares may be deemed to be statutory "underwriters" (as defined in Securities Act of 1933
Section 2(11)) and "engaged in a public distribution". Accordingly, Pioneer Exploration intends to mail a prospectus to each shareholder. Each selling shareholder should review it carefully and deliver it to any broker or dealer engaged to sell stock or to any buyer in a direct sale. Selling stockholders and certain brokers and dealers are required to deliver a prospectus 48 hours prior to confirming sales. See the back cover page of the prospectus. Additional copies of the prospectus may be printed by accessing it on the SEC website at http://www.sec.gov, or it may be obtained by writing or calling Pioneer
Exploration at 800 West Pender St., Suite 620, Vancouver BC V6C 2V6 Canada, telephone (604) 618-0948. See "Selling Stockholders" above for information as to the largest stockholders, the amounts owned, and any relationships with Pioneer Exploration.

Suggested Selling Shareholder's Underwriting Compliance Procedures
------------------------------------------------------------------

Except as indicated under "Selling Stockholders" none of the stockholders is known to Pioneer Exploration to be a broker or dealer or to have any experience in the distribution of securities or to have any material relationships with Pioneer Exploration. Pioneer Exploration is not aware of any intent by a shareholder to engage in passive market making transactions as permitted by Rule 10b-6A under the Securities Exchange Act of 1934 or in stabilization or other transactions affecting the market price. We are not aware of any intent by our officers, directors or principal stockholders to purchase shares from selling stockholders.

It is suggested to selling stockholders that, to avoid technical violations of underwriting regulations, they should observe the prospectus delivery requirement described above and on the back cover of the prospectus, as well as the following suggested procedures, and also consult legal counsel. These suggestions do not constitute legal advice nor any representation or warranty that these are necessary or sufficient to comply with, or avoid enforcement action (civil or criminal) for alleged violations of, any type of law. Stockholders engaging in any direct or indirect transactions of any nature as to any of Pioneer Exploration's securities do so at their own risk and expense. All sales should be conducted through brokers or dealers, who should be given a copy of the prospectus and advised of the SEC and NASD position that such sales may be deemed to be part of a "public distribution" by statutory "underwriters" (selling stockholders). No purchases of shares or other transactions having the purpose or effect of affecting the price should be engaged in by or on behalf of stockholders before or after the sale. Pioneer Exploration's public reporting status should be brought to the brokers' or dealers' and buyers' attention. Updated information about Pioneer Exploration will be in its reports to the SEC at http://www.sec.gov. See "Available Information" near the end of the prospectus, for further details on how to obtain copies of such reports.

Although isolated resales often are exempt from state "blue sky" securities regulation and registration requirements, and the reporting company status of an issuer broadens the availability of resale exemptions, selling stockholders should be cautious in view of their "underwriter" status in the eyes of the SEC and NASD. They are urged to consult qualified local securities counsel. Pioneer Exploration is not undertaking, and it will be the selling stockholders' responsibility, to file any necessary state exemption, qualification, or registration statements or notices (such as Form U-1) and offering documents (such as this prospectus) if needed for resales in a particular state.

The selling stockholders may offer their shares of common stock at various times in one or more of the following transactions:
        - in over-the-counter market;
        - in private transactions other than in the over-the-counter  market;
        - in connection with short sales of our shares;
        - by  pledge  to  secure  debts  and  other obligations; or
        - in a combination of any of the above transactions.

The selling stockholders may sell their shares at market prices prevailing at the time of the sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices. Until the shares of our company are quoted for trading on the over the counter bulletin board, the selling stockholders will sell their shares at a price of $0.25 per share. After the shares of our company are quoted for trading on the over the counter bulletin board, the selling stockholders may sell their shares at the then market prices on the over the counter bulletin board or privately negotiated prices, which may be less than or greater than $0.25 per share.

The selling stockholders may use brokers or dealers to sell their shares. Sales through brokers or dealers may involve one or more of the following:
        - block trades in which the broker or dealer so engaged will attempt to sell the selling shareholder's shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
        - purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus; or
        - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

If a broker or dealer is engaged by a selling shareholder, such broker or dealer may either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they acted as agents. Affiliates of one or more of the selling stockholders may act as principals or agents in connection with the offer or sale of shares by selling stockholders.

Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that Rule.

Selling stockholders have been advised that during the time each is engaged in distribution of the securities covered by this prospectus, to the extent applicable, each must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant to such Regulation:
        - shall not engage in any stabilization activity in connection with our securities;
        - shall furnish each broker through which securities covered by this prospectus may be offered the number of copies of this prospectus which are required by each broker; and
        - shall not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended.

The selling stockholders and any brokers, dealers or agents that participate with the selling shareholder in sales of the shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales and subject to any liabilities under such Act. Any commissions received by such brokers, dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Canadian Securities Law
-----------------------

Selling stockholders who are residents of British Columbia will need to rely on an exemption from prospectus and registration requirements of B.C. securities laws to sell their shares which are being registered for resale by this prospectus. The selling stockholders may rely on the B.C. Securities Commission's Instrument 72-502 "Trade In Securities of U.S. Registered Issuers" to comply with B.C. securities laws to resell their shares.

According to BC Instrument 72-502, a B.C. resident who acquired securities under a prospectus exemption in a company that is not a reporting issuer under the B.C. Securities Act may sell those securities without filing a prospectus under the Act, if the following conditions are met:
(1) The securities of the company are registered under section 12 of the U.S. Securities Exchange Act of 1934, as amended, or the company is required to file reports under section 15(d) of that Act.
(2) The seller's residential address or registered office is in British
Columbia.
(3) A 4-month period has passed since the date the company issued the securities to the seller, or a control person sold the securities to the seller.
(4) If the seller is a control person of the company, then the seller has held the securities for at least 6 months.
(5) The number of securities the seller proposes to sell under BCI 72-502, plus the number of securities of the company of the same class that the seller has sold in the preceding 12-month period, does not exceed 5% of the company's outstanding securities of the same class.
(6)   The seller sells the securities through a registered investment dealer.
(7) The registered investment dealer executes the trade through an exchange, or market, outside Canada.

(8) There has been no unusual effort made to prepare the market or create a demand for the securities.
(9) The seller has not paid any extraordinary commission or other consideration for the trade.
(10) If the seller is an insider of the company, the seller reasonably believes that the company is not in default of the securities legislation (including U.S. federal and state securities legislation) that governs the company.

                              SELLING STOCKHOLDERS


All of the shares of common stock issued are being offered by the selling stockholders listed in the table below. None of the selling stockholders are broker-dealers or affiliated with broker-dealers.


The selling stockholders may offer and sell, from time to time, any or all of their common stock. Because the selling stockholders may offer all or only some portion of the shares of common stock listed in the table, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.


The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of March 31, 2006, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholders. Other than as disclosed herein, none of the selling stockholders holds any position, office or other material relationship with the Company or its affiliates.



                                                Percent of Total
                                                    Issued &
     Name of Selling                              Outstanding                         Number of Shares Owned by
Stockholder and Position,   Number of Shares    Shares Owned by                         Selling Stockholder &
    Office or Material      Owned by Selling        Selling                            Percent of Total Issued
Relationship with Pioneer      Stockholder        Stockholder        Total Shares       and Outstanding After
       Exploration           Before Offering    Before Offering     Being Offered            Offering(1)
----------------------------------------------------------------------------------------------------------------
                                                                                     # of Shares    % of Class
R. D. Anthony                     502,000              4.46%               502,000
                                                                                          0                0.00%
----------------------------------------------------------------------------------------------------------------
Linda Ashe (sister of               1,600              0.01%                 1,600                         0.00%
Thomas Brady, a director                                                                  0
of our company)
----------------------------------------------------------------------------------------------------------------
Rev Ashe (brother-in-law            1,600              0.01%                 1,600                         0.00%
of Thomas Brady, a                                                                        0
director of our company)
----------------------------------------------------------------------------------------------------------------
Kasandra Ashe (niece of             1,200              0.01%                 1,200        0                0.00%
Thomas Brady, a director
of our company)
----------------------------------------------------------------------------------------------------------------
Jaymee Ashe (niece of               1,200              0.01%                 1,200        0                0.00%
Thomas Brady, a director
of our company)
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Winifred Brady (mother              1,600              0.01%                 1,600        0                0.00%
of Thomas Brady, a
director of our company)
----------------------------------------------------------------------------------------------------------------
Evelyn Brookes                     20,000              0.18%                20,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Art Brown                          20,000              0.18%                20,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Gordon Cartwright                 450,000              3.99%               450,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Clive T. Celaire                  500,000              4.44%               500,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Tennyson Choo                     375,000              3.33%               375,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Elouise Davey                     500,000              4.44%               500,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Jo Ditommaso                      500,000              4.44%               500,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Chad Eberle                         4,000              0.04%                 4,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Katherine Garford                   2,000              0.02%                 2,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Denis Gaucher                       2,000              0.02%                 2,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Diane Hart                          8,000              0.07%                 8,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Warren Hart                       500,000              4.44%               500,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Ritsuko Kisegawa                    8,000              0.07%                 8,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Robert Krause                     518,000              4.60%               518,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Robin Lockhart                      1,000              0.01%                 1,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Glen MacDonald                     20,000              0.18%                20,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Kathy Mangan                      500,000              4.44%               500,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Cheryl McKeeman                   352,000              3.12%               352,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Carol Moffat                        3,300              0.03%                 3,300        0                0.00%
----------------------------------------------------------------------------------------------------------------
Darren Moran                      500,000              4.44%               500,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
William Murray                    500,000              4.44%               500,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Barry Muttart                     408,000              3.62%               408,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Bob Nadon                           2,000              0.02%                 2,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Larry Okotinsky                   300,000              2.66%               300,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Quasar Developments Ltd.           16,000              0.14%                16,000        0                0.00%
(beneficial owner is
Brock Smither)
----------------------------------------------------------------------------------------------------------------
Wendy Robb, spouse of              40,000              0.36%                40,000        0                0.00%
director & officer,
Warren Robb

                                      -27-

----------------------------------------------------------------------------------------------------------------
Mavis Robinson                     40,000              0.36%                40,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Lawrence Stephenson                16,000              0.14%                16,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Jack Tillar                       500,000              4.44%               500,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Marc Tran                         150,000              1.33%               150,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
David R.C. Wright                 500,000              4.44%               500,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
Rick Young                        500,000              4.44%               500,000        0                0.00%
----------------------------------------------------------------------------------------------------------------
                                                      73.38 %            8,264,500        0                0.00%
================================================================================================================

         (1) Based on the assumption that the selling shareholders will sell all of their shares offered in this prospectus. However, we do not know whether the selling shareholders will sell all or less than all of their shares.


We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.


                            DESCRIPTION OF SECURITIES


Capital Stock


Our authorized capital stock consists of 65,000,000 shares of common stock, $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value. As of June 30, 2006, there were 11,264,500 shares of common stock issued and outstanding. We have not issued any shares of preferred stock. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors.


Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of Pioneer Exploration, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.


Stockholders do not have pre-emptive rights to subscribe for additional shares of common stock if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.


Options and Warrants


We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our Company.


Dividend Policy


We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state laws. Under Nevada corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Anti-Takeover State Laws


Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.


                                LEGAL PROCEEDINGS


We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or have a material interest adverse to us.

Our agent for service of process is Laughlin Associates, Inc. of 2533 N. Carson St., Carson City, NV 89706.

                                  LEGAL MATTERS


The validity of the shares of common stock offered by the selling stockholders will be passed upon by Gary R. Henrie, Esq., 8275 S. Eastern Ave., Suite 200, Las Vegas, Nevada 89123.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE


We engaged Manning Elliott LLP, Chartered Accountants, to audit our financial statements for the period June 9, 2005 (inception) to February 28, 2006. There has been no change in the accountants and no disagreements with Manning Elliott LLP, Chartered Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

                                     EXPERTS


Our financial statements for the period from June 9, 2005 (inception) to February 28, 2006 included in this prospectus and registration statement have been audited by Manning Elliott LLP, Chartered Accountants, as set forth in their report accompanying the financial statements and are included in reliance upon the report, given on the authority of the firm, as experts in accounting and auditing.


                      INTEREST OF NAMED EXPERTS AND COUNSEL


No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.


Measurement Conversion Information


In this Form SB-2, metric measures are used with respect to mineral properties described herein. For ease of reference, the following conversion factors are provided:

       Imperial Measure                                 Metric Unit
           1 mile                                    1.609 kilometres
           1 yard                                       0.9144 metre
           1 acre                                       0.405 hectare

Currency


The Company's reporting currency is the United States dollar. References to "CDN Dollars", or "CDN$" are to the currency of Canada. Solely for the convenience of the reader, this Form SB-2 contains translations of certain US Dollar amounts into CDN Dollar amounts at specified rates.


Currency Exchange Rate Information:


The rate of exchange means that noon buying rate in New York City for cable transfer in Canadian dollars as certified for customs proposed by the Federal Reserve Bank of New York. The average rate means the average of the noon buying rates on each currency exchange date during the period.

                                   Jan - June           2005               2004              2003              2002
                                      2006
       High                          1.1726            1.2703             1.3970            1.5750            1.6128
       Low                           1.0989            1.1507             1.1775            1.4008            1.5108
       Average for Period            1.1381            1.2115             1.3017            1.5494            1.5704
       End of Period                 1.1150            1.1656             1.2034            1.2923            1.5800

The exchange rate on July 5, 2006 was $1.1115.

The high and low exchange rates for the most recent six months are as follows:

                           June 2006       May 2006       Apr 2006       Mar 2006       Feb 2006       Jan 2006
      High                   1.1241         1.1232         1.1718         1.1722         1.1577         1.1726
      Low                    1.0991         1.0989         1.1203         1.1320         1.1379         1.1436

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS


No Public Market for Common Stock


Currently there is no established public trading market for our common stock. We do not have any common stock subject to outstanding options or warrants to purchase and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock can be sold pursuant to Rule 144 at this time. We are registering 8,264,500 shares of our common stock under the Securities Act for sale by the selling securities holders. There are current forty-one (41) holders of record of our common stock.


Rule 144


A total of 11,025,000 shares of our common stock will be available for resale to the public after July 15, 2006, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. After March 31, 2007, 11,264,500 shares of our common stock will be available for resale to the public in accordance with the volume and trading limitations of Rule 144.


In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock, which in our case is equal to approximately 31,130 shares as of the date of this prospectus; or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.


Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one- and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one- and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.


Dividends


We have not declared any dividend on our common stock since the inception of our company on June 9, 2005. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.


Penny Stock Regulation


The U.S. Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.


                       WHERE YOU CAN FIND MORE INFORMATION


We are not required to deliver an annual report to our stockholders. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.


You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.


We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Pioneer Exploration, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.


No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Pioneer Exploration Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.


                              FINANCIAL STATEMENTS


Our  financial  statements  are stated in United  States  Dollars  (US$) and are
prepared  in  accordance  with  United  States  Generally  Accepted   Accounting
Principles.


The following Financial Statements pertaining to Pioneer Exploration are filed as part of this Prospectus:










Pioneer Exploration Inc.
(An Exploration Stage Company)

February 28, 2006
                                                                          Index



Report of Independent Registered Public Accounting Firm.....................F-1

Balance Sheets..............................................................F-2

Statements of Operations....................................................F-3

Statements of Cash Flows....................................................F-4

Statement of Stockholders' Equity...........................................F-5

Notes to the Financial Statements...........................................F-6

MANNINNG  ELLIOTT                           11th floor, 1050 West Pender Street,
                                            Vancouver, BC,Canada V6E 3S7

CHARTERED ACCOUNTANTS                       Phone: 604.714.3600 Fax:604.714.3669
                                            Web: manningelliott.com




             Report of Independent Registered Public Accounting Firm


To the Board of Directors and Stockholders of Pioneer Exploration Inc. (An Exploration Stage Company)

We have audited the accompanying balance sheets of Pioneer Exploration Inc. (An Exploration Stage Company) as of February 28, 2006 and August 31, 2005 and the related statements of operations, cash flows and stockholders' equity for the six months ended February 28, 2006 and the period from June 9, 2005 (Date of Inception) to August 31, 2005 and accumulated from June 9, 2005 (Date of
Inception) to February 28, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Exploration Inc. (An Exploration Stage Company) as of February 28, 2006 and August 31, 2005, and the results of its operations and its cash flows for the six months ended February 28, 2006 and the period from June 9, 2005 (Date of Inception) to August 31, 2005 and accumulated from June 9, 2005 (Date of Inception) to February 28, 2006, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenue and has incurred losses from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ "Manning Elliott LLP"


CHARTERED ACCOUNTANTS

Vancouver, Canada

May 5, 2006

Pioneer Exploration Inc.
(An Exploration Stage Company)
Balance Sheets
(Expressed in U.S. dollars)

                                                                                      February 28,      August 31,
                                                                                          2006             2005
                                                                                            $                $
ASSETS

Current Assets

Cash                                                                                       2,113          16,331
----------------------------------------------------------------------------------------------------------------------

Total Assets                                                                               2,113          16,331
======================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accrued liabilities                                                                            -           3,737
Loans payable (Note 5)                                                                         -           6,000
----------------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                              -           9,737
----------------------------------------------------------------------------------------------------------------------


Contingencies and Commitments (Notes 1, 4 and 7)


Stockholders' Equity

Preferred Stock, 10,000,000 shares authorized, $0.001 par value
nil shares issued and outstanding                                                              -               -

Common Stock, 65,000,000 shares authorized, $0.001 par value
11,065,000 and 11,025,000 shares issued and outstanding, respectively                     11,065          11,025

Additional Paid-in Capital                                                                 9,960               -

Common Stock Subscribed (Notes 6(a) and (b))                                               7,576               -

Donated Capital (Note 3)                                                                   6,750           2,250

Deficit Accumulated During the Exploration Stage                                         (33,238)         (6,681)
----------------------------------------------------------------------------------------------------------------------

Total Stockholders' Equity                                                                 2,113           6,594
----------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                                                 2,113          16,331
======================================================================================================================






  (The accompanying notes are an integral part of these financial statements.)

Pioneer Exploration Inc.
(An Exploration Stage Company)
Statements of Operations
(Expressed in U.S. dollars)

                                                                  Accumulated from                          Period from
                                                                    June 9, 2005        For the Six         June 9, 2005
                                                                 (Date of Inception)    Months Ended    (Date of Inception)
                                                                   to February 28,      February 28,       to August 31,
                                                                        2006                2006                2005
                                                                          $                  $                   $
         Revenue                                                               -                 -                   -
         --------------------------------------------------------------------------------------------------------------------


         Expenses

         Donated rent (Note 3)                                             2,250             1,500                 750
         Donated services (Note 3)                                         4,500             3,000               1,500
         General and administrative                                        1,840               687               1,153
         Impairment loss on mineral property costs                         4,198             4,198                   -
         Professional fees                                                20,450            17,172               3,278
         --------------------------------------------------------------------------------------------------------------------

         Total Expenses                                                   33,238            26,557               6,681
         --------------------------------------------------------------------------------------------------------------------

         Net Loss                                                       (33,238)          (26,557)             (6,681)
         ====================================================================================================================

         Net Loss Per Share - Basic and Diluted                                                  -                   -
         ====================================================================================================================

         Weighted Average Shares Outstanding                                            11,062,000           7,038,000
         ====================================================================================================================








(The accompanying notes are an integral part of these financial statements.)

Pioneer Exploration Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in U.S. dollars)

                                                         Accumulated From                               Period From
                                                           June 9, 2005            For the Six         June 9, 2005
                                                       (Date of Inception)        Months Ended      (Date of Inception)
                                                         to February 28,         to February 28,       to August 31,
                                                               2006                   2006                 2005
                                                                $                       $                    $
Operating Activities

Net loss                                                     (33,238)                 (26,557)           (6,681)

Adjustments to reconcile net loss to net
cash used in operating activities
Donated services and rent                                      6,750                    4,500             2,250
Impairment loss on mineral property costs                      4,198                    4,198                 -

Change in operating assets and liabilities
Accrued liabilities                                                 -                  (3,737)            3,737
------------------------------------------------------------------------------------------------------------------------

Net Cash Used In Operating Activities                        (22,290)                 (21,596)             (694)
------------------------------------------------------------------------------------------------------------------------

Investing Activities
    Acquisition of mineral properties                         (4,198)                  (4,198)                -
------------------------------------------------------------------------------------------------------------------------

Net Cash Used in Investing Activities                         (4,198)                  (4,198)                -
------------------------------------------------------------------------------------------------------------------------
Financing Activities
Proceeds from loans payable                                    6,000                        -             6,000
Proceeds from issuance of common stock                        22,601                   11,576            11,025
------------------------------------------------------------------------------------------------------------------------

Net Cash Flows Provided By Financing Activities               28,601                   11,576            17,025
------------------------------------------------------------------------------------------------------------------------

Increase (Decrease) in Cash                                    2,113                  (14,218)           16,331

Cash - Beginning of Period                                          -                  16,331                -
------------------------------------------------------------------------------------------------------------------------

Cash - End of Period                                           2,113                    2,113            16,331
========================================================================================================================

Non-cash Investing and Financing Activities
  Common shares issued for loans payable                       6,000                    6,000                -
========================================================================================================================

Supplemental Disclosures
Interest paid                                                       -                        -                -
Income taxes paid                                                   -                        -                -
========================================================================================================================





(The accompanying notes are an integral part of these financial statements.)

Pioneer Exploration Inc.
(An Exploration Stage Company)
Statement of Stockholders' Equity
For the Period from June 9, 2005 (Date of Inception) to February 28, 2006 (Expressed in U.S. dollars)

                                                                                                        Deficit
                                                                                                      Accumulated
                                                              Additional     Common                   During the
                                         Common Stock          Paid-in        Stock        Donated    Exploration
                                      Shares     Par Value     Capital     Subscribed     Capital        Stage        Total
                                        #           $             $             $             $            $            $
Balance - June 9, 2005 (Date of
   Inception)                                -          -             -              -            -             -          -

Common stock issued for cash
at $0.001 per share                 11,025,000     11,025             -              -            -             -     11,025

Donated services and expenses                -          -             -              -        2,250             -      2,250

Net loss for the period                      -          -             -              -            -        (6,681)    (6,681)
--------------------------------------------------------------------------------------------------------------------------------

Balance - August 31, 2005           11,025,000     11,025             -              -        2,250        (6,681)     6,594

Common stock issued for cash
at $0.25 per share                      16,000         16         3,984              -            -             -      4,000

Common stock issued for cash for
stock subscriptions received
recorded as loans payable               24,000         24         5,976              -            -             -      6,000

Subscriptions for common
stock at $0.25 per share                     -          -             -          7,576            -             -      7,576

Donated services and rent                    -          -             -              -        4,500             -      4,500

Net loss for the period                      -          -             -              -            -       (26,557)   (26,557)


Balance - February 28, 2006         11,065,000     11,065         9,960          7,576        6,750       (33,238)     2,113
--------------------------------------------------------------------------------------------------------------------------------






(The accompanying notes are an integral part of these financial statements.)

Pioneer Exploration Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)


1.   Nature of Operations and Continuance of Business

     The Company was incorporated in the State of Nevada on June 9, 2005. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No.7 "Accounting and Reporting by Development Stage Enterprises". The Company's principal business is the acquisition and exploration of mineral resource properties. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

     These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at February 28, 2006, the Company has working capital of $2,113 and accumulated losses of $33,238 since inception. Management has plans to seek additional capital through equity and/or debt offerings. There is no guarantee that the Company will be able to complete any of the above objectives. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     See Notes 9(a) and (b) for private placements closed subsequently.

2.   Summary of Significant Accounting Policies

a)       Basis of Presentation

         These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year-end is August 31.

b)       Use of Estimates

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)       Basic and Diluted Net Income (Loss) Per Share

         The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Pioneer Exploration Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

2.   Summary of Significant Accounting Policies, (continued)

d)       Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at February 28, 2006 and August 31, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

e)       Cash and Cash Equivalents

         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

f)       Mineral Property Costs

         The Company has been in the exploration stage since its inception on June 9, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

g)       Long-lived Assets

         In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

h)       Financial Instruments

         The fair values of financial instruments, which include cash, accrued liabilities and loans payable, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Foreign currency transactions are primarily undertaken in Canadian dollars. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

i)       Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

j)       Foreign Currency Translation

         The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date.

Pioneer Exploration Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

2.   Summary of Significant Accounting Policies (continued)

     j)  Foreign Currency Translation (continued)

         Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.
k)       Recent Accounting Pronouncements

         In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

         In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard did not have a material effect on the Company's results of operations or financial position.

         In December 2004, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to
         Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

Pioneer Exploration Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

2.   Summary of Significant Accounting Policies (continued)

     k)  Recent Accounting Pronouncements (continued)

         In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

         The FASB has issued SFAS No. 155 "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140" and No. 156 "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140", but they will not have a material effect in the Company's results of operations or financial position.
         Therefore, a description and its impact for each on the Company's operations and financial position have not been disclosed.

3.   Related Party Transactions

     The Company recognizes donated rent at $250 per month, donated services provided by the President of the Company at $250 per month and donated services provided by a Director of the Company at $250 per month. During the six months ended February 28, 2006, the Company recognized $1,500 (period ended August 31, 2005 - $750) in donated rent and $3,000 (period ended August 31, 2005 - $1,500) in donated services.

4.   Mineral Properties

     The Company entered into an agreement dated August 25, 2005 to acquire a 100% interest in three mineral claims located near Yale, British Columbia, Canada, in consideration for $7,500, of which $3,750 is due within 60 days of the agreement (paid) and the balance of $3,750 is due with in 180 days of the agreement (paid subsequently). The claims are registered in the name of the Secretary of the Company, who has executed a trust agreement whereby the Secretary agreed to hold the claims in trust on behalf of the Company. The Vendor retains a 2% net smelter royalty. The cost of the mineral claims was initially capitalized. At February 28, 2006, the Company recognized an impairment loss of $4,198, as it has not yet been determined whether there are proven or probable reserves on the properties.

5.   Loans Payable

     As at August 31, 2005, the Company had received proceeds of $6,000 for a private placement of common stock at $0.25 per share. Pursuant to the terms of the subscription agreements, the Company was entitled to recognize the subscription proceeds as a short-term interest free loan until such time as the Company accepted the subscription agreements and the shares were issued. On September 15, 2005, the Company issued 24,000 shares of common stock.

6.   Common Stock

a) On February 1, 2006, the Company received proceeds of $2,500 pursuant to stock subscriptions for 10,000 shares of common stock at a price of $0.25 per share. The shares were issued on March 10, 2006.

b) On November 10, 2005, the Company received proceeds of $5,076 pursuant to stock subscriptions for 20,300 shares of common stock at a price of $0.25 per share. The shares were issued on March 10, 2006

c) On September 15, 2005, the Company issued 24,000 shares of common stock at a price of $0.25 per share for proceeds of $6,000 previously recorded as loans payable.

d) On September 10, 2005, the Company issued 16,000 shares of common stock at a price of $0.25 per share for proceeds of $4,000.

Pioneer Exploration Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)


6.   Common Stock, continued
e) On July 15, 2005, the Company issued 8,025,000 shares of common stock at a price of $0.001 per share for proceeds of $8,025.
f) On June 23, 2005, the Company issued 3,000,000 shares of common stock at a price of $0.001 per share for proceeds of $3,000.

7.   Commitment

     The Company entered into an agreement with a law firm to act as counsel with respect to preparing agreements and other documentation related to raising equity financing and preparing a Form SB-2 Registration Statement for filing with the Securities and Exchange Commission. The Company agreed to pay $50,000 for these services, of which $10,000 has been paid as of February 28, 2006.

8.   Income Taxes

     Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $4,400, which commence expiring in 2025. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     The components of the net deferred tax asset at August 31, 2005 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

                                   August 31,
                                                                   2005
                                                                    $

Net Operating Losses                                             4,400

Statutory Tax Rate                                                 35%

Effective Tax Rate                                                  -

Deferred Tax Asset                                               1,540

Valuation Allowance                                             (1,540)
------------------------------------------------------------------------------

Net Deferred Tax Asset                                             -
==============================================================================

9.   Subsequent Events

a) On March 10, 2006, the Company issued 119,500 shares of common stock at $0.25 per share for cash proceeds of $29,875, of which $7,576 was received prior to February 28, 2006.

b) On March 31, 2006, the Company issued 80,000 shares of common stock at $0.25 per share for cash proceeds of $20,000.

c) On April 7, 2006, the Company paid the balance of $3,750 relating to the acquisition of the three mineral claims referred to in Note 4.

Pioneer Exploration Inc.
(An Exploration Stage Company)

May 31, 2006

                                                                          Index



Report of Independent Registered Public Accounting Firm.....................F-1

Balance Sheets..............................................................F-2

Statements of Operations....................................................F-3

Statements of Cash Flows....................................................F-4

Statement of Stockholders' Equity...........................................F-5

Notes to the Financial Statements...........................................F-6

Pioneer Exploration Inc.
(An Exploration Stage Company)
Balance Sheets
(Expressed in U.S. dollars)


                                                                                         May 31,        August 31,
                                                                                          2006             2005
                                                                                            $                $
                                                                                       (unaudited)       (audited)
ASSETS

Current Assets

Cash                                                                                      38,125          16,331
----------------------------------------------------------------------------------------------------------------------

Total Assets                                                                              38,125          16,331
======================================================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accrued liabilities                                                                        7,900           3,737
Loans payable (Note 5)                                                                         -           6,000
----------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                                          7,900           9,737
----------------------------------------------------------------------------------------------------------------------


Contingencies and Commitments (Notes 1, 4 and 7)

Subsequent Events (Note 9)

Stockholders' Equity

Preferred Stock, 10,000,000 shares authorized, $0.001 par value
nil shares issued and outstanding                                                              -               -

Common Stock, 65,000,000 shares authorized, $0.001 par value
11,065,000 and 11,025,000 shares issued and outstanding, respectively                     11,265          11,025

Additional Paid-In Capital                                                                59,636               -

Donated Capital (Note 3)                                                                   9,000           2,250

Deficit Accumulated During the Exploration Stage                                        (49,676)         (6,681)
----------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                                30,225           6,594
----------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                                                38,125          16,331
======================================================================================================================


(The  accompanying  notes are an  integral  part of these financial statements.)

Pioneer Exploration Inc.
(An Exploration Stage Company)
Statements of Operations
(Expressed in U.S. dollars)

                                                                  Accumulated from                          Period from
                                                                    June 9, 2005        For the Nine        June 9, 2005
                                                                 (Date of Inception)    Months Ended    (Date of Inception)
                                                                     to May 31,           May 31,          to August 31,
                                                                        2006                2006                2005
                                                                          $                  $                   $
                                                                     (unaudited)        (unaudited)          (audited)
         Revenue                                                               -                 -                   -
         --------------------------------------------------------------------------------------------------------------------

         Expenses

         Donated rent (Note 3)                                             3,000             2,250                 750
         Donated services (Note 3)                                         6,000             4,500               1,500
         General and administrative                                        2,697             1,544               1,153
         Impairment loss on mineral properties                             7,500             7,500                   -
         Mineral exploration costs                                           448               448                   -
         Professional fees                                                30,031            26,753               3,278
         --------------------------------------------------------------------------------------------------------------------
         Total Expenses                                                   49,676            42,995               6,681
         --------------------------------------------------------------------------------------------------------------------
         Net Loss                                                       (49,676)          (42,995)             (6,681)
         ====================================================================================================================

         Net Loss Per Share - Basic and Diluted                                                  -                   -
         ====================================================================================================================

         Weighted Average Shares Outstanding                                            11,117,000           7,040,000
         ====================================================================================================================

(The  accompanying  notes are an  integral  part of these financial statements.)

Pioneer Exploration Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in U.S. dollars)

                                                         Accumulated From                               Period From
                                                           June 9, 2005           For the Nine         June 9, 2005
                                                        (Date of Inception)       Months Ended      (Date of Inception)
                                                            to May 31,             to May 31,          to August 31,
                                                               2006                   2006                 2005
                                                                 $                      $                    $
                                                            (unaudited)            (unaudited)           (audited)
Operating Activities

Net loss                                                     (49,676)                 (42,995)           (6,681)

Adjustments to reconcile net loss to net
cash used in operating activities
Donated services and expenses                                   9,000                    6,750             2,250
Impairment loss on mineral property costs                       7,500                    7,500                 -

Change in operating assets and liabilities
Accrued liabilities                                             7,900                    4,163             3,737
----------------------------------------------------- ------------------------ -------------------- --------------------
Net Cash Used In Operating Activities                        (25,276)                 (24,582)             (694)
----------------------------------------------------- ------------------------ -------------------- --------------------
Investing Activities
    Acquisition of mineral properties                         (7,500)                  (7,500)                -
----------------------------------------------------- ------------------------ -------------------- --------------------

Net Cash Used in Investing Activities                         (7,500)                  (7,500)                -
----------------------------------------------------- ------------------------ -------------------- --------------------

Financing Activities
Proceeds from loan payable                                          -                  (6,000)             6,000
Proceeds from issuance of common stock                         70,901                   59,876            11,025
----------------------------------------------------- ------------------------ -------------------- --------------------

Net Cash Flows Provided By Financing Activities                70,901                   53,876            17,025
----------------------------------------------------- ------------------------ -------------------- --------------------

Increase in Cash                                               38,125                   21,794            16,331

Cash - Beginning of Period                                          -                   16,331                -
----------------------------------------------------- ------------------------ -------------------- --------------------

Cash - End of Period                                           38,125                   38,125            16,331
===================================================== ======================== ==================== ====================


Non-Cash Investing and Financing Activities
  Common shares issued for loans payable                        6,000                    6,000                -

Supplemental Disclosures
Interest paid                                                       -                        -                -
Income taxes paid                                                   -                        -                -
------------------------------------------------------------------------------------------------------------------------

(The  accompanying  notes are an  integral  part of these financial statements.)

Pioneer Exploration Inc.
(An Exploration Stage Company)
Statement of Stockholders' Equity
For the Period from June 9, 2005 (Date of Inception) to May 31, 2006 (Expressed in U.S. dollars)


                                                                                        Deficit
                                                                                      Accumulated
                                                              Additional               During the
                                         Common Stock          Paid-In     Donated    Exploration
                                      Shares     Par Value     Capital     Capital       Stage         Total
                                        #           $             $           $            $             $
Balance - June 9, 2005 (Date of
   Inception)                                -          -             -           -              -          -

Common stock issued for cash
   at $0.001 per share              11,025,000     11,025             -           -              -     11,025

Donated services and expenses                -          -             -       2,250              -      2,250

Net loss for the period                      -          -             -           -         (6,681)    (6,681)
-----------------------------------------------------------------------------------------------------------------

Balance - August 31, 2005 (audited) 11,025,000     11,025             -       2,250         (6,681)     6,594

Common stock issued for cash at
   $0.25 per share                     215,500        216        53,660           -              -     56,876

Common stock issued for cash for
   stock subscriptions received
   recorded as loans payable            24,000         24         5,976           -              -      6,000

Donated services and expenses                -          -             -       6,750              -      6,750

Net loss for the period                      -          -             -           -        (42,995)  (42,995)
-----------------------------------------------------------------------------------------------------------------
Balance - May 31, 2006 (unaudited)  11,264,500     11,265        59,636       9,000        (49,676)    30,225
=================================================================================================================

(The  accompanying  notes are an  integral  part of these financial statements.)

Pioneer Exploration Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)


1.   Exploration Stage Company

     The Company was incorporated in the State of Nevada on June 9, 2005. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No.7 "Accounting and Reporting by Development Stage Enterprises". The Company's principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

     These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at May 31, 2006, the Company has a working capital of $38,125 and accumulated losses of $49,676 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     On July 13, 2006, the Company filed an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 8,264,500 shares of common stock for resale by existing shareholders of the Company at $0.25 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders

2.   Summary of Significant Accounting Policies

a)   Basis of Presentation

         These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year-end is August 31.

b)   Use of Estimates

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)   Basic and Diluted Net Income (Loss) Per Share

         The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

d)   Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at May 31, 2006 and August 31, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

e)   Cash and Cash Equivalents

         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Pioneer Exploration Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)


2.   Summary of Significant Accounting Policies (continued)

f)   Mineral Property Costs

         The Company has been in the exploration stage since its inception on June 9, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

g)   Long-Lived Assets

         In accordance with Financial Accounting Standards Board ("FASB") SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived
         Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

h)   Financial Instruments

         The fair value of financial instruments, which include cash, loans payable and accrued liabilities, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Foreign currency transactions are primarily undertaken in Canadian dollars. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

i)   Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

j)   Foreign Currency Translation

         The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

k)   Interim Financial Statements

         These interim unaudited financial statements for the period ended May 31, 2006 have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

Pioneer Exploration Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

2.   Summary of Significant Accounting Policies (continued)

l)   Recent Accounting Pronouncements

         In December 2004, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to
         Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

         In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard did not have a material effect on the Company's results of operations or financial position.

         In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R.
         The Company will consider SAB 107 during implementation of SFAS 123R. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

         The FASB has issued SFAS No. 155 "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140" and No. 156 "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140", but they will not have a material effect in the Company's results of operations or financial position.


3.   Related Party Transactions

     The Company recognizes donated rent at $250 per month, donated services provided by the President of the Company at $250 per month and donated services provided by a Director of the Company at $250 per month. During the nine months ended May 31, 2006, the Company recognized $2,250 (period ended August 31, 2005 - $750) in donated rent and $4,500 (period ended August 31, 2005 - $1,500) in donated services.

Pioneer Exploration Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

4.   Mineral Properties

     The Company entered into an Agreement dated August 25, 2005 to acquire a 100% interest in three mineral claims located near Yale, British Columbia, Canada, in consideration for $7,500, of which $3,750 is due within 60 days of the agreement (paid) and the balance of $3,750 is due with in 180 days of the agreement (paid). The claims are registered in the name of the Secretary of the Company, who has executed a trust agreement whereby the Secretary agreed to hold the claims in trust on behalf of the Company. The Vendor retains a 2% net smelter royalty. The cost of the mineral property was initially capitalized. At May 31, 2006, the Company recognized an impairment loss of $7,500, as it has not yet been determined whether there are proven or probable reserves on the property.


5.   Loans Payable

     At August 31, 2005, the Company had received proceeds of $6,000 for a private placement of common stock at $0.25 per share. Pursuant to the terms of the subscription agreements, the Company was entitled to recognize the subscription proceeds as a short-term interest free loan until such time as the Company accepted the subscription agreements and the shares were issued. On September 15, 2005, the Company issued 24,000 shares of common stock.


6.   Common Stock

a) On April 5, 2006, the Company issued 169,200 shares of common stock at a price of $0.25 per share for cash proceeds of $42,300.

b) On March 10, 2006, the Company issued 30,300 shares of common stock at a price of $0.25 per share for cash proceeds of $7,576.

c) On September 15, 2005, the Company issued 24,000 shares of common stock at a price of $0.25 per share for proceeds of $6,000 previously recorded as loans payable.

d) On September 10, 2005, the Company issued 16,000 shares of common stock at a price of $0.25 per share for cash proceeds of $4,000.

e) On July 15, 2005, the Company issued 8,025,000 shares of common stock at a price of $0.001 per share for cash proceeds of $8,025.

f) On June 23, 2005, the Company issued 3,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $3,000.


7.   Commitment

     The Company entered into an agreement with a law firm to act as counsel with respect to preparing agreements and other documentation related to raising equity financing and preparing a Form SB-2 Registration Statement for filing with the Securities and Exchange Commission. The Company agreed to pay $50,000 for these services, of which $25,000 has been paid as of May 31, 2006.

Pioneer Exploration Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
(Expressed in U.S. dollars)

8.   Income Taxes

     Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $4,400, which commence expiring in 2025. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     The components of the net deferred tax asset at August 31, 2005 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

                                                                 August 31,
                                                                   2005
                                                                    $

Net Operating Losses                                             4,400

Statutory Tax Rate                                                 35%

Effective Tax Rate                                                  -

Deferred Tax Asset                                               1,540

Valuation Allowance                                             (1,540)
------------------------------------------------------------------------------
Net Deferred Tax Asset                                             -
==============================================================================

                               8,264,500 SHARES OF


                            PIONEER EXPLORATION INC.


                                  COMMON STOCK


                            ------------------------


                                   PROSPECTUS


                            ------------------------











                                  Date:____________2006






Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24 Indemnification of Directors and Officers.


Nevada corporation law provides that:


         a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;


         a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defence or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and


         to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defence of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defence.


We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:


         by our stockholders;

         by our Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

         if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

         by court order.

Our Articles provide that no director or officer shall be personally liable to Pioneer Exploration or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve material misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.


Our Bylaws provide that no officer or director shall be personally liable for any obligations of Pioneer Exploration or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of Pioneer Exploration. The Bylaws also state that we will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. Our By-Laws also provide that we, our directors, officers, employees and agents will be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Pioneer Exploration under Nevada law or otherwise, Pioneer Exploration has been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by Pioneer Exploration for expenses incurred or paid by a director, officer or controlling person of Pioneer Exploration in successful defence of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, Pioneer Exploration will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

Item 25 Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees                                                       $ 221.08

Printing and shipping expenses                                              300.00(1)

Accounting fees and expenses                                                12,000.00(1)

Legal fees and expenses                                                     55,000.00(1)

Transfer agent and registrar fees                                           2,000.00(1)

Fees and expenses for qualification under state securities laws             0.00

Miscellaneous                                                               1,000.00(1)
                                                                            -----------
Total                                                                       $70,521.08

(1) We have estimated these amounts

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders named in this prospectus. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Item 26 Recent Sales of Unregistered Securities - Last Three Years


On June 23, 2005, we accepted subscription agreements that sold shares of our common stock, having a par value of $0.001 per share, at the offering price of $0.001 per share for gross offering proceeds of $3,000. On July 15, 2005, we accepted subscription agreements that sold shares of our common stock, having a par value of $0.001 per share, at the offering price of $0.001 per share for gross offering proceeds of $8,025. On September 15, 2005, we accepted subscription agreements that sold shares of our common stock, having a par value of $0.001 per share, at the offering price of $0.25 per share for gross offering proceeds of $10,000. On March 10, 2006, we accepted subscription agreements that sold shares of our common stock, having a par value of $0.001 per share, at the offering price of $0.25 per share for gross offering proceeds of $29,875. On March 31, 2006, we accepted subscription agreements that sold shares of our common stock, having a par value of $0.001, per share at the offering price of $0.25 per share for gross offering proceeds of $20,000. Since inception, we have sold a total of 11,264,500 shares of common stock.


All these were offshore transactions pursuant to Rule 903 of Regulation S of the Securities Act of 1933. At the time of these sales, the Company was not subject to the reporting requirements of the Securities Exchange Act of 1934 and the total amount received by the Company from all these sales was less than $1,000,000. No underwriters were involved with the sale of these securities. No general solicitation was made to the public and no advertising was conducted for the offering. None of the subscribers were U.S. persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by the Company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restriction referred to by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials, documents and the share certificates that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirement of the Securities Act of 1933 is available. The offering price for the offshore transactions was established on an arbitrary basis.


The following is a list of the subscribers and the number of shares each subscriber purchased:


       Name of Stockholder                Residency          Number of Shares Subscribed
 R. D. Anthony                               Canada                     502,000
 Linda Ashe                                  Canada                       1,600
 Rev Ashe                                    Canada                       1,600
 Kasandra Ashe                               Canada                       1,200
 Jaymee Ashe                                 Canada                       1,200
 Winifred Brady                              Canada                       1,600
 Evelyn Brookes                              Canada                      20,000
 Art Brown                                   Canada                      20,000

       Name of Stockholder                Residency          Number of Shares Subscribed
 Gordon Cartwright                           Canada                     450,000
 Clive T. Celaire                            Canada                     500,000
 Tennyson Choo                               Canada                     375,000
 Elouise Davey                               Canada                     500,000
 Jo Ditommaso                                Canada                     500,000
 Chad Eberle                                 Canada                       4,000
 Katherine Garford                           Canada                       2,000
 Denis Gaucher                               Canada                       2,000
 Diane Hart                                  Canada                       8,000
 Warren Hart                                 Canada                     500,000
 Robert Krause                               Canada                      18,000
 Ritsuko Kisegawa                            Canada                       8,000
 Robert Krause                               Canada                     518,000
 Robin Lockhart                              Canada                       1,000
 Glen MacDonald                              Canada                      20,000
 Kathy Mangan                                Canada                     500,000
 Cheryl McKeeman                             Canada                     352,000
 Carol Moffat                                Canada                       3,300
 Darren Moran                                Canada                     500,000
 William Murray                              Canada                     500,000
 Barry Muttart                               Canada                     408,000
 Bob Nadon                                   Canada                       2,000
 Larry Okotinsky                             Canada                     300,000
 Quasar Developments Lt                      Canada                      16,000
 Wendy Robb                                  Canada                      40,000
 Mavis Robinson                              Canada                      40,000
 Lawrence Stephenson                         Canada                      16,000
 Jack Tillar                                 Canada                     500,000
 Marc Tran                                   Canada                     150,000
 David R.C. Wright                           Canada                     500,000
 Rick Young                                  Canada                     500,000

No commissions or finder`s fees were paid to anyone in connection with the sale of shares and no general solicitations were made to anyone.


Item 27 Exhibits


The following Exhibits are filed with this Prospectus:


  Exhibit    Description
  Number

        3.1  Articles of Incorporation.

        3.2  Bylaws.

        5.1  Opinion of Gary R. Henrie, Esq. with consent to use.

       10.1 Property purchase agreement dated August 25, 2005 between the Company and David Deering

       10.2 Declaration of Trust of Thomas Brady, dated January 16, 2006 that he is holding the mineral titles on behalf of Pioneer Exploration Inc.

       10.3  Geological Report on the Pipe Claims

       23.1  Consent of Manning Elliott LLP, Chartered Accountants.

       23.2  Consent of George E. Nicholson, P.Geo, Geologist.

Item 28 Undertakings


The undersigned Company hereby undertakes that it will:


         (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:


                  (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) include any material information with respect to on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) remove from registration by means of a post-effective amendment any
         of  the  securities   being   registered  that  remain  unsold  at  the
         termination of the offering.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Pioneer
Exploration pursuant to the foregoing provisions, or otherwise, Pioneer Exploration has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Pioneer Exploration of expenses incurred or paid by a director, officer or controlling person of Pioneer Exploration in the successful defence of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Pioneer Exploration will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.


                                   SIGNATURES


In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia on October 13, 2006.


PIONEER EXPLORATION INC.
a Nevada corporation


/s/  Warren Robb

---------------------------
By: Warren Robb, President and Director


                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Warren Robb as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures                                                           Date
 /s/  Warren Robb

---------------------------

Warren Robb, President (Principal Executive                    October 13, 2006
Officer), Chief Executive Officer, Chief
Financial Officer and Director


 /s/  Thomas Brady

---------------------------

Thomas Brady, Secretary, Treasurer and Director                Ocotber 13, 2006